Exhibit 5.1

WRITER'S DIRECT DIAL

May 4, 2011

Scorpio Tankers Inc.
9, Boulevard Charles III
Monaco 98000

                       Re:           Scorpio Tankers Inc.

Ladies and Gentlemen:

We have acted as counsel to Scorpio Tankers Inc. (the "Company") in connection with the Company's registration statement on Form F-3 (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission") on May 4, 2011, as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of up to $500,000,000 of securities, which may include shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"), shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), guarantees to the Debt Securities that are made by the Company's subsidiaries listed in the Registration Statement (the "Guarantees"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, the Preferred Shares, the Debt Securities, the Guarantees, the Warrants and the Purchase Contracts, the "Securities").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"); and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:

1.  the Securities have been duly authorized, and when the Securities are issued, sold and paid for as contemplated in the Prospectus or any supplement thereto, will be validly issued; and

Scorpio Tankers Inc.
May 4, 2011

2.  the Securities consisting of Common Shares and Preferred Shares, including any Common Shares or Preferred Shares issuable under the terms of a Warrant, a Purchase Contract, an indenture substantially in the form examined by us, or as part of a Unit, when issued, sold and paid for as contemplated in the Prospectus or any supplement thereto, will be validly issued, fully paid and non-assessable.

Furthermore, based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York: (i) the Debt Securities issued pursuant to an indenture substantially in the form examined by us, the Warrants and the Purchase Contracts, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will be valid and legally binding obligations of the Company; and (ii) the guarantees issued by the Company's subsidiaries listed in the Registration Statement (the "Subsidiaries") pursuant to an indenture substantially in the form examined by us, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will be valid and legally binding obligations of the relevant Subsidiary.

This opinion is limited to the laws of the State of New York and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

             Very truly yours,

             /s/ Seward & Kissel LLP

SK 26596 0005 1193146 v2